Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the use of our report dated July 10, 2014 with respect to the balance sheet of PES Logistics Partners, L.P. as of June, 25, 2014 included herein the Registration Statement on Form S-1 of PES Logistics Partners, L.P. to issue Common Units Representing Limited Partner Interests, and to the reference to our firm under the heading "Experts" in the related prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 19, 2014